Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Lianluo Smart Limited

Beijing, China

We hereby consent to the inclusion in the Registration Statement on Form F-4 of our report dated March 31, 2021, relating to the consolidated financial statements and schedules of Lianluo Smart Limited (“the Company”) for the two years ended December 31, 2020 and 2019.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ BDO China Shu Lun Pan Certified Public Accountants LLP

BDO China Shu Lun Pan Certified Public Accountants LLP

Beijing, China

March 31, 2021